Finisar Announces Record Revenue for First Fiscal Quarter

SUNNYVALE, CA -- (Marketwired - September 05, 2013) - Finisar Corporation (NASDAQ: FNSR), a global technology leader for subsystems and components for fiber optic communications, today announced financial results for its first fiscal quarter ended July 28, 2013.

COMMENTARY

"I am pleased to report first quarter revenues were $266.1 million, an all-time record for Finisar. This was an increase of $22.7 million, or 9.3%, over the prior quarter and an increase of $45.5 million, or 20.7% over the first quarter of the prior year. Revenues exceeded the guidance of $245 million to $260 million that we provided early in the first quarter and grew for the fourth consecutive quarter. The growth in revenues in the first quarter came primarily from increased sales of 10G, 40G and 100G Ethernet transceivers for datacom applications. As a result of these higher than expected revenues, a favorable product mix and operating leverage, we also were able to achieve gross margin and earnings per diluted share that exceeded our original guidance range," said Jerry Rawls, Finisar's executive Chairman of the Board.

"During the quarter, we continued to invest significantly in technology and product development. Our new products for 100 gigabit parallel and serial applications for either single mode and multi mode fiber applications continue to have strong customer demand. We also expect our new platform of high density dual and single WSS will extend our leadership in the WSS market in both the component and ROADM linecard form," said Eitan Gertel, Finisar's Chief Executive Officer.

FINANCIAL HIGHLIGHTS - FIRST QUARTER ENDED July 28, 2013

              Summary GAAP Results                  First         Fourth
                                                   Quarter       Quarter
                                                    Ended         Ended
                                                  July 28,      April 28,
                                                     2013          2013
                                                 -----------   -----------
                                                 (in thousands, except per
                                                       share amounts)

Revenues                                         $   266,068   $   243,417
Gross margin                                            34.3%         27.7%
Operating expenses                               $    64,270   $    66,941
Operating income                                 $    27,103   $       385
Operating margin                                        10.2%          0.2%
Net income                                       $    26,011   $     3,879
Income per share-basic                           $      0.27   $      0.04
Income per share-diluted                         $      0.26   $      0.04

Basic shares                                          94,609        93,567
Diluted shares                                       101,125        96,192

          Summary Non-GAAP Results (a)              First         Fourth
                                                   Quarter       Quarter
                                                    Ended         Ended
                                                  July 28,      April 28,
                                                     2013          2013
                                                 -----------   -----------
                                                 (in thousands, except per
                                                       share amounts)

Revenues                                         $   266,068   $   243,417
Gross margin                                            35.1%         32.2%
Operating expenses                               $    60,903   $    58,295
Operating income                                 $    32,397   $    20,032
Operating margin                                        12.2%          8.2%
Net income                                       $    31,269   $    19,789
Income per share-basic                           $      0.33   $      0.21
Income per share-diluted                         $      0.31   $      0.20

Basic shares                                          94,609        93,567
Diluted shares                                       101,125        99,941

 a. In evaluating the operating performance of Finisar's business, Finisar management utilizes financial measures that exclude certain charges and credits required by U.S. generally accepted accounting principles, or
    GAAP, that are considered by management to be outside Finisar's core operating results. A reconciliation of Finisar's non-GAAP financial measures to the most directly comparable GAAP measures, as well as additional related information, can be found under the heading "Finisar
    Non-GAAP Financial Measures" below.

Financial Statement Highlights for the first quarter of fiscal 2014:

  Revenues increased to $266.1 million, up $22.7 million, or 9.3%, from $243.4 million in the preceding quarter primarily driven by strength in sales of datacom products.
  The sale of products for datacom applications increased by $20.5 million, or 12.5%, over the preceding quarter and the sale of products for telecom applications increased by $2.2 million, or 2.7%, over the preceding quarter.
  Adjusted to reflect the elimination of recently divested businesses, revenues were approximately 12% greater than the preceding quarter.
  Gross margin increased to 34.3% on a GAAP basis from 27.7% in the preceding quarter primarily as the result of higher revenues, a favorable product mix and operating leverage.
  Non-GAAP gross margin increased to 35.1% from 32.2% in the preceding quarter.
  GAAP operating income increased $26.7 million to $27.1 million, or 10.2% of revenues, compared to $0.4 million, or 0.2% of revenues in the preceding quarter, primarily as the result of increased revenues and the improvement in gross margin.
  Non-GAAP operating income increased $12.4 million to $32.4 million, or 12.2% of revenues, compared to $20.0 million, or 8.2% of revenues, in the preceding quarter.

OUTLOOK

The Company indicated that it currently expects revenues for the second quarter of fiscal 2014 to be in the range of $277 to $292 million; GAAP operating margin to be in the range of approximately 9.7% to 10.7%; non-GAAP operating margin to be in the range of approximately 13.7% to 14.7% and non-GAAP earnings per diluted share to be in the range of approximately $0.37 to $0.41.

CONFERENCE CALL

Finisar will discuss its financial results for the first quarter and current business outlook during its regular quarterly conference call scheduled for Thursday, September 5, 2013, at 2:00 pm PDT (5:00 pm EDT). To listen to the call you may connect through the Finisar investor relations page at http://investor.finisar.com/ or dial 1-877-852-6575 (domestic) or (719) 325-4826 (international) and enter conference ID 6969862.

An audio replay will be available for two weeks following the call by dialing 1-888-203-1112 (domestic) or (719) 457-0820 and then following the prompts: enter conference ID 6969862 and provide your name, affiliation, and contact number. A replay of the webcast will be available shortly after the conclusion of the call on the Company's website until the next regularly scheduled earnings conference call.

SAFE HARBOR UNDER THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995

The statements contained in this press release that are not purely historical are forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended. All forward-looking statements included in this press release are based upon information available to Finisar as of the date hereof, and Finisar assumes no obligation to update any such forward-looking statements. Forward-looking statements involve risks and uncertainties which could cause actual results to differ materially from those projected. Examples of such risks include those associated with: the uncertainty of customer demand for Finisar's products; the rapidly evolving markets for Finisar's products and uncertainty regarding the development of these markets; Finisar's historical dependence on sales to a limited number of customers and fluctuations in the mix of products and customers in any period; ongoing new product development and introduction of new and enhanced products; the challenges of rapid growth followed by periods of contraction; and intensive competition. Further information regarding these and other risks relating to Finisar's business is set forth in Finisar's annual report on Form 10-K (filed June 24, 2013) and quarterly SEC filings.

ABOUT FINISAR

Finisar Corporation (NASDAQ: FNSR) is a global technology leader for fiber optic subsystems and components that enable high-speed voice, video and data communications for telecommunications, networking, storage, wireless, and cable TV applications. For 25 years, Finisar has provided critical optics technologies to system manufacturers to meet the increasing demands for network bandwidth. Finisar is headquartered in Sunnyvale, California, USA with R&D, manufacturing sites, and sales offices worldwide. For additional information, visit www.finisar.com.

FINISAR FINANCIAL STATEMENTS

The following financial tables are presented in accordance with GAAP.

                            Finisar Corporation
                   Consolidated Statements of Operations
                   (in thousands, except per share data)

                                              Three Months Ended
                                   ---------------------------------------
                                     July 28,      July 29,     April 28,
                                       2013          2012          2013
                                   -----------   -----------   -----------
                                                 (Unaudited)
                                   ---------------------------------------
Revenues                           $   266,068   $   220,526   $   243,417
Cost of revenues                       173,102       161,457       166,093
Impairment of acquired developed
 technology and other long-lived
 assets                                      -             -         8,156
Amortization of acquired developed
 technology                              1,593         1,272         1,842
                                   -----------   -----------   -----------
Gross profit                            91,373        57,797        67,326
Gross margin                              34.3%         26.2%         27.7%
Operating expenses:
  Research and development              43,530        38,169        41,270
  Sales and marketing                   11,805        10,674        11,056
  General and administrative             8,340        13,342         6,279
  Amortization of purchased
   intangibles                             595           809           734
  Impairment of long-lived assets            -             -         7,602
                                   -----------   -----------   -----------
    Total operating expenses            64,270        62,994        66,941
                                   -----------   -----------   -----------
Income (loss) from operations           27,103        (5,197)          385
Interest income                            217           196           211
Interest expense                          (552)         (647)         (544)
Other income (expenses), net               488            81          (154)
                                   -----------   -----------   -----------
Income (loss) before income taxes
 and non-controlling interest           27,256        (5,567)         (102)
Provision (benefits) for income
 taxes                                   1,421           642        (1,506)
                                   -----------   -----------   -----------
Income (loss) before non-
 controlling interest                   25,835        (6,209)        1,404
Adjust for net loss attributable
 to non-controlling interest               176            12         2,475
                                   -----------   -----------   -----------
Net income (loss) attributable to
 Finisar Corporation               $    26,011   $    (6,197)  $     3,879
                                   ===========   ===========   ===========

Net income (loss) per share
 attributable to Finisar
 Corporation common stockholders:

  Basic                            $      0.27   $     (0.07)  $      0.04
  Diluted                          $      0.26   $     (0.07)  $      0.04

Shares used in computing net
 income (loss) per share - basic        94,609        91,988        93,567
Shares used in computing net
 income (loss) per share - diluted     101,125        91,988        96,192

                            Finisar Corporation
                        Consolidated Balance Sheets
                               (in thousands)

                                                     July 28,    April 28,
                                                       2013         2013
                                                   -----------  -----------
                                                   (Unaudited)
                                                   -----------  -----------
                      ASSETS
Current assets:
  Cash and cash equivalents                        $   288,433  $   289,076
  Accounts receivable, net                             171,823      149,612
  Accounts receivable, other                            34,386       16,538
  Inventories                                          207,029      200,670
  Prepaid expenses                                      19,533       18,402
                                                   -----------  -----------
    Total current assets                               721,204      674,298
Property, equipment and improvements, net              213,044      201,442
Purchased intangible assets, net                        25,416       30,457
Goodwill                                                90,986       90,986
Minority investments                                     1,711          884
Other assets                                            12,954        9,780
                                                   -----------  -----------
    Total assets                                   $ 1,065,315  $ 1,007,847
                                                   ===========  ===========

       LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
  Accounts payable                                 $    90,488  $    77,630
  Accrued compensation                                  32,001       31,492
  Other accrued liabilities                             31,542       23,533
  Deferred revenue                                      12,582        9,182
                                                   -----------  -----------
    Total current liabilities                          166,613      141,837
Long-term liabilities:
  Convertible notes, net of current portion             40,015       40,015
  Other non-current liabilities                         12,908       13,480
                                                   -----------  -----------
    Total liabilities                                  219,536      195,332
Stockholders' equity:
  Common stock                                              96           94
  Additional paid-in capital                         2,363,514    2,350,146
  Accumulated other comprehensive income                22,397       28,525
  Accumulated deficit                               (1,545,949)  (1,571,960)
                                                   -----------  -----------
    Finisar Corporation stockholders' equity           840,058      806,805
  Non-controlling interest                               5,721        5,710
                                                   -----------  -----------
    Total stockholders' equity                         845,779      812,515
                                                   -----------  -----------
Total liabilities and stockholders' equity         $ 1,065,315  $ 1,007,847
                                                   ===========  ===========

Note - Balance sheet amounts as of April 28, 2013 are derived from the audited consolidated financial statements as of the date.

FINISAR NON-GAAP FINANCIAL MEASURES

In addition to reporting financial results in accordance with U.S. generally accepted accounting principles, or GAAP, Finisar provides supplemental information regarding the Company's operating performance on a non-GAAP basis that excludes certain gains, losses and charges of a non-cash nature or which occur relatively infrequently and which management considers to be outside our core operating results. Some of these non-GAAP measures also exclude the ongoing impact of historical business decisions made in different business and economic environments. Management believes that tracking non-GAAP gross profit, non-GAAP income from operations, non-GAAP net income and non-GAAP net income per share provides management and the investment community with valuable insight into our current operations, our ability to generate cash and the underlying business trends which are affecting our performance. These non-GAAP measures are used by both management and our Board of Directors, along with the comparable GAAP information, in evaluating our current performance and planning our future business activities. In particular, management finds it useful to exclude non-cash charges in order to better correlate our operating activities with our ability to generate cash from operations and to exclude certain cash charges as a means of more accurately predicting our liquidity requirements. We believe that these non-GAAP measures, when used in conjunction with our GAAP financial information, also allow investors to better evaluate our financial performance in comparison to other periods and to other companies in our industry.

In calculating non-GAAP gross profit in this release, we have excluded the following items from cost of revenues in applicable periods:

  Changes in excess and obsolete inventory reserve (predominantly non-cash charges or non-cash benefits);
  Amortization of acquired technology (non-cash charges related to technology obtained in acquisitions);
  Stock-based compensation expense (non-cash charges);
  Impairment of acquired developed technology and other long-lived assets (non-cash charges);
  Acquisition method accounting adjustment for sale of acquired inventory (non-cash charges);
  Flood-related expense (non-recurring cash charge);
  Reduction in force costs (non-recurring cash charges); and
  Acquisition related retention payments (non-recurring charges).

In calculating non-GAAP operating income in this release, we have excluded the same items to the extent they are classified as operating expenses, and have also excluded the following items in applicable periods:

  Gain or loss on litigation settlements and resolutions and related costs (non-recurring cash charges or benefits);
  Shareholder class action and derivative litigation costs (non-recurring cash expenses associated with the derivative litigation related to our historical stock option granting practices and related to the class action and derivative litigation related to our March 8, 2011 earnings announcement);
  Acquisition related costs (non-recurring cash charges);
  Amortization of purchased intangibles (non-cash charges);
  Gain on fair value remeasurement of contingent consideration liability (non-cash benefit); and
  Impairment of purchased intangibles and other long-lived assets.

In calculating non-GAAP income and non-GAAP income per share in this release, we have also excluded the following items in applicable periods:

  Interest income from legal settlements (non-recurring benefit);
  Imputed interest related to restructuring (non-cash charges);
  Gains and losses on sales of assets (non-recurring or non-cash losses and cash gains related to the periodic disposal of assets no longer required for current activities);
  Gains and losses related to minority investments (non-cash or non-recurring benefits or charges);
  Other miscellaneous expenses (income) (non-recurring charges or benefits);
  Dollar denominated foreign exchange transaction losses (gains) (non-cash charges or benefits);
  Non-controlling interest non-GAAP adjustment (non-cash and/or non-recurring charges or benefits attributable to the non-controlling interest in majority-controlled subsidiaries); and
  Differences between cash payable for income taxes and the provision for income taxes in accordance with GAAP, less discrete items.

In calculating non-GAAP income per share in this release, we have included the shares issuable upon conversion of our outstanding convertible notes and excluded the interest expenses associated with such notes in such periods where such treatment is dilutive to non-GAAP income (loss) per share.

A reconciliation of this non-GAAP financial information to the corresponding GAAP information is set forth below:

                            Finisar Corporation
      Reconciliation of Results of Operations under GAAP and non-GAAP
              (Unaudited, in thousands, except per share data)

                                                Three Months Ended
                                      -------------------------------------
                                        July 28,     July 29,    April 28,
                                          2013         2012         2013
                                      -----------  -----------  -----------
GAAP to non-GAAP reconciliation of
 gross profit:
Gross profit - GAAP                   $    91,373  $    57,797  $    67,326
Gross margin - GAAP                          34.3%        26.2%        27.7%
Adjustments:
Cost of revenues
  Change in excess and obsolete
   inventory reserve                       (1,528)       4,866          390
  Amortization of acquired technology       1,593        1,272        1,842
  Stock compensation                        1,777        1,486        1,731
  Impairment of acquired developed
   technology and other long-lived
   assets                                       -            -        8,156
  Acquisition method accounting
   adjustment for sale of acquired
   inventory                                    -          641            -
  Flood-related expense (recovery)              -            -       (1,197)
  Reduction in force costs                     23          648           17
  Acquisition related retention
   payment                                     62            -           62
                                      -----------  -----------  -----------
    Total cost of revenue adjustments       1,927        8,913       11,001
                                      -----------  -----------  -----------
Gross profit - non-GAAP                    93,300       66,710       78,327
                                      -----------  -----------  -----------
Gross margin - non-GAAP                      35.1%        30.3%        32.2%

GAAP to non-GAAP reconciliation of
 operating income:
Operating income (loss) - GAAP             27,103       (5,197)         385
Operating margin - GAAP                      10.2%        -2.4%         0.2%
Adjustments:
Total cost of revenue adjustments           1,927        8,913       11,001
Research and development
  Reduction in force costs                     12          177           52
  Acquisition related retention
   payment                                    191            -          204
  Stock compensation                        3,525        2,986        2,856
Sales and marketing
  Acquisition related retention
   payment                                     17            -           17
  Stock compensation                        1,184        1,077        1,015
General and administrative
  Reduction in force costs                     67           15           24
  Acquisition related retention
   payment                                    217            -          220
  Stock compensation                        2,423        2,829        2,586
  Acquisition related costs                   225          325          322
  Litigation settlements and
   resolutions and related costs                5           23            -
  Shareholder class action and
   derivative litigation costs             (5,094)          43          144
  Gain on fair value remeasurement of
   contingent consideration liability           -            -       (7,130)
Amortization of purchased intangibles         595          809          734
Impairment purchased intangibles and
 other long-lived assets                        -            -        7,602
                                      -----------  -----------  -----------
    Total cost of revenue and
     operating expense adjustments          5,294       17,197       19,647
                                      -----------  -----------  -----------
Operating income - non-GAAP                32,397       12,000       20,032
                                      -----------  -----------  -----------
Operating margin - non-GAAP                  12.2%         5.4%         8.2%

GAAP to non-GAAP reconciliation of
 income attributable to Finisar
 Corporation:
Net income (loss) attributable to
 Finisar Corporation - GAAP                26,011       (6,197)       3,879
Adjustments:
Total cost of revenue and operating
 expense adjustments                        5,294       17,197       19,647
Imputed interest related to
 restructuring                                 57           62          146
Other (income) expense, net
  Gain on sale of assets                     (110)         (19)      (1,160)
  Gain related to minority
   investments                               (743)           -            -
  Other miscellaneous income                    -         (160)          (2)
  Foreign exchange transaction (gain)
   or loss                                    567           (4)       1,034
Provision for income taxes
  Income tax provision adjustments            126           (8)      (1,506)
Non-controlling interest non-GAAP
 adjustment                                    67            -       (2,249)
                                      -----------  -----------  -----------
Total adjustments                           5,258       17,068       15,910
                                      -----------  -----------  -----------
Net income attributable to Finisar
 Corporation - non-GAAP                    31,269       10,871       19,789
                                      -----------  -----------  -----------

Non-GAAP income attributable to
 Finisar Corporation                  $    31,269  $    10,871  $    19,789
Add: interest expense for dilutive
 convertible notes                            539            -          539
                                      -----------  -----------  -----------
Adjusted non-GAAP income attributable
 to Finisar Corporation               $    31,808  $    10,871  $    20,328
                                      ===========  ===========  ===========

Non-GAAP income per share
 attributable to Finisar Corporation
 common stockholders
  Basic                               $      0.33  $      0.12  $      0.21
  Diluted                             $      0.31  $      0.12  $      0.20
Shares used in computing non-GAAP
 income per share attributable to
 Finisar Corporation common
 stockholders
  Basic                                    94,609       91,988       93,567
  Diluted                                 101,125       94,204       99,941

Non-GAAP EBITDA
Non-GAAP income attributable to
 Finisar Corporation                  $    31,269  $    10,871  $    19,789
Depreciation expense                       13,927       12,711       13,692
Amortization                                   94          236           94
Interest expense                              278          389          187
Income tax expense                          1,295          650            -
                                      -----------  -----------  -----------
Non-GAAP EBITDA                       $    46,863  $    24,857  $    33,762
                                      ===========  ===========  ===========

Finisar-F

Investor Contact:
Kurt Adzema
Chief Financial Officer
408-542-5050
Investor.relations@finisar.com

Press Contact:
Victoria McDonald
Director, Corporate Communications
408-542-4261